EXHIBIT NO. 23
CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


	We have issued our reports dated February 9, 1996 accompanying the consolidated financial statements and schedule included in the Annual Report of Unitil Corporation and subsidiaries on Form 10-K for the year ended December 31, 1995. We hereby consent to the incorporation by reference of said reports in the Registration Statement of Unitil Corporation and subsidiaries on Form S-3, relating to the Dividend Reinvestment and Stock Purchase Plan. We also consent to the reference to our firm under the caption "Experts" in the Prospectus dated February 12, 1997.


                                    GRANT THORNTON LLP


Boston, Massachusetts
February 12, 1997